Exhibit 32.1

Certification of

Principal Executive Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Anthony Hayes, Chief Executive Officer and Director of Spherix Incorporated (the “Company”), in compliance with Section 906 of the Sarbanes-Oxley Act of 2002, hereby certify that, to the best of my knowledge, the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2015 (the “Report”) filed with the Securities and Exchange Commission:

•	Fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Anthony Hayes Anthony Hayes Chief Executive Officer and Director (Principal Executive Officer) August 14, 2015

A signed copy of this written statement required by Section 906 has been provided to Spherix Incorporated and will be retained by Spherix Incorporated and furnished to the Securities and Exchange Commission or its staff upon request.